Exhibit 10.2

VOTING AND UNDERTAKING AGREEMENT

This Voting and Undertaking Agreement (this “Agreement”), dated as of November 10, 2014, is by and between Ormat Technologies, Inc., a Delaware corporation ("OTI"), and FIMI ENRG, Limited Partnership, an Israeli limited partnership, and FIMI ENRG, L.P., a Delaware limited partnership (the “Shareholder”), a holder of ordinary shares, par value NIS 1.0 per ordinary share (the "OIL Ordinary Shares") of Ormat Industries Ltd., an Israeli company (“OIL”). Certain other capitalized terms used in this Agreement are defined below or in Article IV.

RECITALS

A.      Concurrently with the execution of this Agreement, OIL, OTI and Ormat Systems Ltd., an Israeli company ("OSIL") are entering into a Share Exchange Agreement and Plan of Merger of even date herewith, a copy of which is attached hereto as Exhibit A (the “Share Exchange Agreement”);

B.     In connection with the Share Exchange Agreement, on November 9, 2014, OIL and OSIL have obtained a ruling from the Israel Tax Authority (as may be amended from time to time, the "Israeli Tax Ruling");

C.      As of the date hereof, Shareholder is the record owner and beneficial owner of, and has the sole right to vote and dispose of or cause to be voted or disposed of, with respect to, in the aggregate, such number of OIL Ordinary Shares, as is indicated on the signature page of this Agreement; and

D.      As a condition and inducement to its willingness to enter into the Share Exchange Agreement, OTI has required that the Shareholder enter into this Agreement and the Voting Neutralization Agreement (together, the "Voting Agreements"). In addition, the Shareholder understands and acknowledges that OTI is entitled to rely on (i) the truth and accuracy of the Shareholder’s representations contained herein and (ii) the Shareholder’s performance of the obligations set forth herein.

NOW, THEREFORE, intending to be legally bound hereby, in consideration of the premises and the covenants and agreements set forth in this Agreement, and other good and valuable consideration the parties hereto hereby agree as follows:

I.     AGREEMENT TO VOTE

1.1     Voting Agreement. (a) Shareholder hereby covenants and agrees that, prior to the Expiration Date, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the stockholders of OIL, however called, Shareholder will appear at the meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum and to vote or cause the Shares to be voted (i) in favor of (A) the approval and adoption of the Share Exchange Agreement and (B) the approval of the Share Exchange and the other transactions contemplated thereunder and (ii) against any resolution that would preclude fulfillment of a condition precedent under the Share Exchange Agreement to OIL’s, OTI's or OSIL's obligation to consummate the Share Exchange or the other transactions contemplated thereunder.

(b) Prior to the Expiration Date, Shareholder will not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with any provision of this Section 1.1.

1.2     Irrevocable Proxy. Shareholder hereby irrevocably grants to and appoints Isaac Angel, Doron Blachar and Etty Rosner, in their respective capacities as officers of OTI, and any individual who shall hereafter succeed to any such office of OTI, and each of them individually, as Shareholder’ proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Shareholder, to represent, vote and otherwise act (by voting at any meeting of stockholders of OIL) with respect to the Shares owned or held by Shareholder regarding the matters referred to in Section 1.1(a) hereof until the Expiration Date, to the same extent and with the same effect as Shareholder might or could do under applicable law, rules and regulations. The proxy granted pursuant to this Section 1.2 is coupled with an interest and shall be irrevocable until the Expiration Date. Shareholder will take such further action and will execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy. Shareholder hereby revokes any and all previous proxies or powers of attorney granted with respect to any of the Shares that may have heretofore been appointed or granted with respect to the maters referred to in Section 1.1(a) hereof and no subsequent proxy (whether revocable or irrevocable) or power of attorney shall be given by Shareholder.

1.3     Transfer and Other Restrictions. (a) From and after the date hereof until the termination of this Agreement, Shareholder agrees not to, directly or indirectly:

(i) grant any proxy, power of attorney, deposit any Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares in any manner inconsistent with any provision of Section 1.1; or

(ii) take any other action that would make any representation or warranty of Shareholder contained herein untrue or incorrect or, except as permitted by the Share Exchange Agreement, have the effect of preventing or disabling Shareholder from performing its obligations under this Agreement.

(b) To the extent that Shareholder is, as of the date hereof or becomes, prior to the Expiration Date, party to a contract or agreement that requires Shareholder to Transfer any Shares to another person or entity, Shareholder will not effect any such Transfer unless, prior to such Transfer, Shareholder causes the transferee to be bound by and to execute an agreement in the form of this Agreement with OTI with respect to the Shares to be Transferred.

(c) Shareholder agrees with, and covenants to, OTI that Shareholder will not request that OIL register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shares, unless such transfer complies with Section 1.3(b).

II.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF SHAREHOLDER

Except as expressly set forth in the applicable section of Schedule 2 hereto, Shareholder hereby represents, warrants and covenants to OTI as follows:

2.1     Authority, Enforceability. Shareholder has the legal capacity and the power and authority to enter into, execute, deliver and perform Shareholder’s obligations under this Agreement and to make the representations, warranties and covenants made by Shareholder herein. This Agreement has been duly executed and delivered by Shareholder and constitutes a valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Law affecting the enforcement of creditors’ rights generally and by general equitable principles.

2.2     No Conflicts, No Defaults And Consents. The execution and delivery of this Agreement by Shareholder does not, and the performance of this Agreement by Shareholder will not: (i) conflict with or violate any order, decree or judgment applicable to Shareholder or by which Shareholder or any of Shareholder’s properties, including the Shares, is bound or affected, (ii) conflict with or violate any agreement to which Shareholder is a party or is subject, including, without limitation, any voting agreement or voting trust, (iii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Security Interest in or to the Shares, pursuant to any Contract to which Shareholder is a party or by which Shareholder or any of the Shares is bound or affected, (iv) require Shareholder to make any filing with or give any notice to, or obtain any approval, consent, ratification, waiver or other authorization from, any Person or any Governmental Authority in connection with the execution and delivery of this Agreement or the consummation or performance of the transactions contemplated hereby, except for filings with the Israel Securities Authority or Tel Aviv Stock Exchange and required disclosures in connection with this Agreement and the transactions contemplated hereby, (v) constitute a violation of any Law applicable to Shareholder, or (vi) render any state takeover statute or similar statute or regulation applicable to the Share Exchange or any of the other Transactions.

2.3     Shares Owned; Voting Power. As of the date hereof, Shareholder is the record owner and beneficial owner, with respect to, in the aggregate, such number of OIL Ordinary Shares, as is indicated on the signature page of this Agreement, and does not beneficially own or otherwise have the power to direct the voting with respect to, any shares of capital stock of OIL, other than such Shares. Shareholder has the sole voting power and sole power to issue instructions with respect to the matters set forth in this Agreement, sole power of disposition with respect to the dispositions contemplated by this Agreement and sole power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Shares, with no material limitations, qualifications or restrictions on such rights, subject only to applicable securities laws and the terms of this Agreement. Except as may be deemed by virtue of its ownership of the OIL Ordinary Shares (which is being disclaimed), Shareholder is not the beneficial owner of any OTI shares of common stock.

2.4     Accuracy of Representations; Reliance. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement and will be accurate in all respects at all times through the Expiration Date. Shareholder understands and acknowledges that each of OIL, OTI and OSIL is entering into the Share Exchange Agreement in reliance upon Shareholder’s execution, delivery and performance of this Agreement.

2.5     Further Assurances. Shareholder agrees to execute and deliver any additional documents reasonably necessary or desirable, to carry out the purposes and intent of this Agreement.

2.6     Stockholder Capacity. Shareholder enters into this Agreement solely in its capacity as the record and beneficial owner of the Shares. Nothing contained in this Agreement will limit the rights and obligations of Shareholder, any affiliates, directors, officers or other Representatives of Shareholder, OIL or OTI in his or her capacity as a director or officer of Shareholder, OIL or OTI, and the agreements set forth herein will in no way restrict any director or officer of Shareholder, OIL or OTI in the exercise of his or her fiduciary duties as a director or officer thereof.

2.7     Limited Proxy. Shareholder will retain at all times the right to vote the Shares, in Shareholder’ sole discretion, on all matters other than those set forth in Section 1.1, which are at any time or from time to time presented to OIL’s Stockholders generally.

2.8     Notification of Acquisition of Shares. Shareholder hereby agrees to promptly notify OTI and OIL in writing of the number of any additional shares of OTI common stock or OIL Ordinary Shares or other shares of capital stock of OIL or OTI acquired by Shareholder or of which Shareholder becomes the beneficial owner, if any, after the date hereof and before the Expiration Date.

2.9     Additional Agreements. Shareholder hereby agrees, prior to the Expiration Date, not to take any action that would make any representation or warranty of Shareholder contained herein untrue or incorrect in any material respect or would reasonably be expected to have the effect of preventing, impeding or interfering with or adversely affecting the performance by Shareholder of its obligations under or contemplated by this Agreement.

2.10     Tax Ruling Undertaking. Shareholder hereby irrevocably undertakes to be bound by and to comply in all respects, commencing on the Tax Effective Time, with the terms and conditions of the Israeli Tax Ruling applicable to the Shareholder. Without derogating from the generality of the foregoing, Shareholder undertakes, as promptly as practicable, and in any event, no later than (i) two (2) Business Days prior to the Closing Date, to Transfer and deposit the Shares with an Israeli escrow agent acceptable to the ITA or reasonably acceptable to OTI (the "Escrow Agent") pursuant to an Escrow Agreement, substantially in the form of Exhibit B hereto, by and among Shareholder, Bronicki, OTI and the Escrow Agent (the "Escrow Agreement"), and (ii) the Tax Effective Time, sign and deliver its counter signature of the Israeli Tax Ruling to OTI (with the express permission and authority, to deliver it to the ITA.

III.     MISCELLANEOUS

3.1     Severability. The Parties agree that (a) the provisions of this Agreement will be severable in the event that for any reason whatsoever any of the provisions hereof are invalid, void or otherwise unenforceable, (b) any such invalid, void or otherwise unenforceable provisions will be replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable, and (c) the remaining provisions will remain valid and enforceable to the fullest extent permitted by applicable Law.

3.2     Amendments and Waivers. (a) This Agreement may be amended and any provision of this Agreement may be waived, provided that any such amendment or waiver will be binding upon a Party only if such amendment or waiver is set forth in a writing executed by such Party. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.

(b) No delay or failure in exercising any right, power or remedy hereunder will affect or operate as a waiver thereof; nor will any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that any Party hereto would otherwise have. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement or any such waiver of any provision of this Agreement must satisfy the conditions set forth in Section 3.2(a) and will be effective only to the extent in such writing specifically set forth.

3.3     No Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties and does not confer on third parties any remedy, claim, reimbursement, claim of action or other right in addition to those existing without reference to this Agreement.

3.4     Entire Agreement. The Voting Agreements constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and will supersede all prior negotiations, agreements and understandings of the Parties of any nature, whether oral or written, with respect to such subject matter.

3.5     Assignment. Other than as expressly provided herein, no Party may assign its rights or delegate its duties under this Agreement without the written consent of the other Parties. Except as provided in the preceding sentence, any attempted assignment or delegation will be void.

3.6     Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)     The validity, interpretation and enforcement of this Agreement will be governed by the Laws of the State of Delaware, without regard to the conflict of law principles thereof that would result in the application of the Laws of another jurisdiction; provided, however, that (i) matters involving the internal corporate affairs of OIL or OSIL shall be governed by the laws of the State of Israel and (ii) provisions relating to the Court Approval or the Merger that are required under Israeli law to be governed by Israeli law will be so governed.

(b)      By execution and delivery of this Agreement, each Party irrevocably (i) submits and consents to the personal jurisdiction of the state and federal courts of the State of Delaware for itself and in respect of its property in the event that any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereunder in any other court. Each of the Parties irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any dispute arising out of this Agreement or any of the transactions contemplated hereunder in the state and federal courts of the State of Delaware, or that any such dispute brought in any such court has been brought in an inconvenient or improper forum. The Parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court will constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

(c)      EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.6(c).

3.7          Notices. All notices, requests, permissions, waivers and other communications hereunder will be in writing and will be deemed to have been duly given (a) five Business Days following sending by registered or certified mail, postage prepaid, (b) when sent, if sent by facsimile or email, provided that the facsimile or email transmission is promptly confirmed by telephone, (c) when delivered, if delivered personally to the intended recipient, and (d) one Business Day following sending by overnight delivery via a national courier service and, in each case, addressed to a Party at the following address for such Party:

If to OTI:

Ormat Technologies, Inc.

6225 Neil Road

Reno, NV 89511-1136

Attn: Isaac Angel

Facsimile: +1 (775) 356-9039

with required copies to (which will not constitute notice):

Chadbourne & Parke LLP
1200 New Hampshire Avenue N.W.

Washington, DC 20036

Attn: Noam Ayali, Esq.

Facsimile: +1 (202) 974-5602

Email: NAyali@chadbourne.com

Chadbourne & Parke LLP
1301 Avenue of the Americas
New York, NY 10019-6022

Attn: Charles E. Hord, Esq.

Facsimile: +1 (212) 541-5369

Email: CHord@chadbourne.com

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attn: William Aaronson, Esq.

Facsimile: 212 450-5397

E-mail: william.aaronson@davispolk.com

If to Shareholder:

FIMI ENRG, Limited Partnership, an Israeli limited partnership and FIMI ENRG, L.P., a Delaware limited partnership

c/o FIMI IV 2007 Ltd.

98 Yigal Alon Street

Facsimile: +972 (03) 565-2245

with required copies to (which will not constitute notice):

Naschitz Brandes Amir & Co.

5 Tuval Street

Tel-Aviv, Israel 6789717

Attn: Sharon Amir

Facsimile: +972 (03) 623-5106

Email: samir@nblaw.com

or to such other address(es) as will be furnished in writing by any such Party to the other Party in accordance with the provisions of this Section 3.7.

3.8     Specific Performance. The Parties hereby acknowledge and agree that the failure of any Party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Transactions, will cause irreparable injury to the other Parties for which damages, even if available, will not be an adequate remedy. Accordingly, each Party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such Party’s obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

3.9     Counterparts. This Agreement may be executed in multiple counterparts (any one of which need not contain the signatures of more than one Party), each of which will be deemed to be an original but all of which taken together will constitute one and the same agreement. This Agreement, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, will be treated in all manner and respects as an original agreement and will be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any Party, the other Party will re-execute original forms thereof and deliver them to the requesting Party. No Party will raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature was transmitted or communicated through the use of facsimile machine or other electronic means as a defense to the formation of a Contract and each such Party forever waives any such defense.

3.10     Interpretation. The descriptive headings herein are inserted for convenience of reference only and are not intended to be a substantive part of or to affect the meaning or interpretation of this Agreement. The use of the words “include” or “including” in this Agreement will be by way of example rather than by limitation. The use of the words “or,” “either” or “any” will not be exclusive. The Parties have participated collectively in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

3.11     Termination. This Agreement will be terminated and will be of no further force and effect upon the Expiration Date, except that (i) Section 2.5 and this Article III will survive any termination and (ii) if the Share Exchange Effective Time occurs, the Shareholder's undertakings under Section 2.10 shall continue in full force and effect.

3.12     Fees And Expenses. All costs and expenses incurred in connection with this Agreement will be paid by the Party incurring such expenses.

3.13     Nonsurvival Of Representations And Warranties. None of the representations and warranties in this Agreement or in any exhibit, instrument or other document delivered pursuant to this Agreement will survive the Expiration Date; provided, however, that the termination of this Agreement will not relieve any Party from any liability for any breach of representations and warranties in this Agreement that has occurred prior to the termination of this Agreement as provided for in Section 4.11.

3.14     Legends. If not in book-entry form, any stock certificates representing the OTI Common Stock will at the request of OTI reflect this Agreement.

IV.      DEFINITIONS

Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Share Exchange Agreement. For purposes of this Agreement, the following terms, when utilized in a capitalized form, will have the following meanings:

“Beneficially own” or “beneficial ownership” or “beneficially owned,” with respect to any securities, means having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 under the Exchange Act, including pursuant to any Contract. A “beneficial owner” is a Person who beneficially owns securities.

“Expiration Date” means the earliest to occur of (a) the Share Exchange Effective Time, (b) the termination of the Share Exchange Agreement in accordance with its terms, and (c) 11:59 pm (IL time) on December 31, 2014 if the Tax Effective Time shall have not occurred until then.

“Parties” means Shareholder and OTI.

"Shareholder Rights Agreement" means the Shareholders Agreement, dated March, 2012, by and between Shareholder and Bronicki as shall be amended effective as of the Closing by the Amended and Restated Shareholders Agreement, dated November 10, 2014, a true and correct copy of which has been provided to OTI.

“Shares” means all issued and outstanding OIL Ordinary Shares beneficially owned by Shareholder on the date hereof and any such shares Shareholder becomes the record or beneficial owner of after the execution of this Agreement and prior to the Expiration Date to the same extent as if they constituted Shares on the date hereof.

"Tax Effective Time" means the later of the dates on which the OTI Stockholder Approval and the Section 350 Voting Approval (for the OIL shareholders) are obtained.

“Transfer” with respect to any security means to directly or indirectly (a) sell, pledge, encumber, transfer or dispose of, or grant an option with respect to, such security or any interest in such security or (b) enter into an agreement or commitment providing for the sale, pledge, encumbrance, transfer or disposition of, or grant of an option with respect to, such security or any interest therein.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

ORMAT TECHNOLOGIES, INC.

By:	/s/ Doron Blachar / Isaac Angel

Name:	Doron Blachar / Isaac Angel

Title:	Chief Financial Officer / Chief Executive Officer

FIMI ENRG, LIMITED PARTNERSHIP

By:	FIMI IV 2007 LTD., its General Partner
/s/ Beck Gillon
Name:	Beck Gillon

Title:	Director

FIMI ENRG L.P.

By:	FIMI IV 2007 LTD., its General Partner
/s/ Beck Gillon
Name:	Beck Gillon

Title:	Director

Shares beneficially owned:

28,218,049 OIL Ordinary Shares (excluding any shares that may be beneficially held by virtue of the Shareholder Rights Agreement)

To the fullest extent required under the Shareholder Rights Agreement, the undersigned consents to the execution and performance of this Agreement by Shareholder:

BRONICKI INVESTMENTS LTD.

By:	/s/ Y. Bronicki

Name:	Yehudit Bronicki

Title:	Director

[Signature Page to the FIMI Voting and Undertaking Agreement]

Exhibit A

Share Exchange Agreement and Plan of Merger

[Omitted. See Exhibit 2 to this Form 8-K.]

Exhibit B

Form of Escrow Agreement

Exhibit B to Voting Agreement
Form of Escrow Agreement

This Escrow Agreement, dated as of [●], 2015 (this “Escrow Agreement” or this "Agreement"), is entered into by and among (i) Ormat Technologies, Inc., a Delaware corporation (“OTI”); (ii) those holders of ordinary shares, par value NIS 1.0 per ordinary share (the “OIL Ordinary Shares”), of Ormat Industries Ltd., an Israeli company (“OIL”), listed on Annex A attached hereto (the "OIL Shares"); and (iii) [●], as the escrow agent (the “Escrow Agent”). Terms capitalized but not defined herein shall have the meaning ascribed to them in the Share Exchange Agreement (as defined below). For purposes hereof, "Bronicki Shareholder" means the Bronicki Investments Ltd., "FIMI Shareholder" means FIMI ENRG, Limited Partnership, an Israeli limited partnership, and FIMI ENRG, L.P., a Delaware limited partnership and "Shareholders" means the Bronicki Shareholder and the FIMI Shareholder.

WHEREAS, on November 10, 2014, (i) OIL, OTI and Ormat Systems Ltd., an Israeli company ("OSIL"), have entered into a Share Exchange Agreement and Plan of Merger, a copy of which is attached hereto as Exhibit A (as may be amended from time to time, the “Share Exchange Agreement”) and (ii) OTI and the Shareholders entered into (A) the Voting and Undertaking Agreements, copies of which are attached hereto as Exhibits B1 and B2 (the "Voting Agreements") and (B) the Voting Neutralization Agreements, copies of which are attached hereto as Exhibits C1 and C2 (the "Voting Neutralization Agreements" and, together with the Voting Agreement, the "Shareholders Voting Agreements");

WHEREAS, pursuant to the Voting Agreements, the OIL Shares held by the Shareholders immediately prior to the date hereof (the "Shares") will be deposited in escrow in accordance with this Agreement on the date hereof;

WHEREAS, pursuant to the Share Exchange Agreement, the Shares will be exchanged for that number of shares of OTI Common Stock set forth in Annex A (the “Consideration Shares”);

WHEREAS, in connection with the Share Exchange Agreement, on November 9, 2014, OIL and OSIL have obtained a ruling from the Israel Tax Authority (as may be amended from time to time, the "Israeli Tax Ruling"); and

WHEREAS, the parties wish that the Escrow Agent shall act as the escrow agent with respect to the requirements of the Tax Ordinance and the Israeli Tax Ruling.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1.	APPOINTMENT OF ESCROW AGENT; ESCROW DEPOSITS

1.1.

Appointment of Escrow Agent. Each of OTI and the Shareholders hereby appoints the Escrow Agent as escrow agent, and the Escrow Agent hereby agrees to assume and perform the duties of the escrow agent pursuant to this Escrow Agreement.

1.2.	The Escrow Deposit

1.2.1.

On the date hereof, Shareholders have caused the Shares to be transferred to the separate securities accounts of the Escrow Agent set forth in Annex C attached hereto (together with any dividends thereon, the "Escrow Deposit").

1.2.2.

The parties acknowledge that once the Consideration Shares are issued pursuant to the Share Exchange Agreement and remitted to the Escrow Deposit in accordance with its terms, such Consideration Shares (including any dividends thereon) shall be considered part of the Escrow Deposit.

1.3.

Compliance with Israeli Tax Ruling. The Escrow Agent shall act with respect to the Escrow Deposit in accordance with the provisions of the Israeli Tax Ruling and shall hold the Consideration Shares in trust for the benefit of the Shareholders, all pursuant to the Israeli Tax Ruling, and the Escrow Agent is hereby irrevocably instructed to perform such actions as required to allow Shareholders to comply with the provisions of the Israeli Tax Ruling. Without derogating from the generality of the foregoing, the Escrow Agent acknowledges that:

1.3.1

Unless approved by OTI by a majority of the directors not affiliated or associated with a Shareholder (as evidenced by a written notice of OTI), such Shareholder is not allowed to sell more than 10% of the number of Consideration Shares (the "Shareholder's Maximum Number") set forth next to its name in Annex A during the period terminating on December 31, 2016; provided, however, that with the written consent of the other Shareholder, a Shareholder may sell more than the Shareholder's Maximum Number as long as the aggregate number of shares sold by all Shareholders does not exceed 10% of the number of Consideration Shares of all such Shareholders collectively; and

1.3.3

From the Tax Effective Time (as defined in the Voting Agreements) and until the end of the period set forth in the Israeli Tax Ruling (the "Dividend Restriction Period"), any dividends which will be distributed to the Shareholders with respect to the Consideration Shares shall be treated in accordance with the Israeli Tax Ruling and following the withholding of taxes, distributed to the Shareholders.

Notwithstanding anything to the contrary herein, to the extent that the Escrow Agent is not certain as to the compliance of any proposed action with the Israeli Tax Ruling, it may take such action upon the prior written confirmation of the Shareholders and OTI.

1.4.

Withholding Tax and Reporting. The Escrow Agent agrees to comply with all applicable requirements under applicable tax laws (including the Israeli Tax Ruling) and, to the extent requested by Shareholder, to file the appropriate tax information with the relevant Governmental Authorities and remit withholding tax, if applicable, to such Governmental Authorities with respect to the Escrow Deposit.

1.5.	Voting.

Subject to the Shareholder Voting Agreements (for as long as any is applicable), the Shareholders shall have the full discretion and right to the exercise any and all of the voting rights pertaining to the Consideration Shares (and any stock dividend thereon), and the Escrow Agent shall establish the Shareholders as the recipient for all proxy voting materials for their Consideration Shares and vote the Consideration Shares solely in accordance with the written instructions of the Shareholders.

1.6.	Release of the Escrow Deposit.

For the avoidance of doubt, subject to (i) Sections 1.3 – 1.5, (ii) the Shareholders Voting Agreements (for as long as any is applicable), the Escrow Agent may take the following actions:

1.6.1.	Dividends – Distribute dividends to the Shareholders; and

1.6.2.	Transfer and Sale of Consideration Shares – Transfer and/or sell the Consideration Shares in accordance with the Shareholder's instructions.

1.7.	Termination.

1.7.1.

This Escrow Agreement shall terminate immediately following the earlier of (i) termination of the Share Exchange Agreement in accordance with its terms, (ii) the release of all of the Consideration Shares to the Shareholders in accordance with this Agreement, and (iii) the Dividend Restriction Period (unless, prior thereto, all of the Consideration Shares have been released to the Shareholders or sold in accordance with this Agreement), and this Escrow Agreement shall be of no further force and effect, except that the provisions of Section 3 hereof shall survive termination.

1.7.2.

Notwithstanding the foregoing, it is hereby agreed between OTI and the Shareholders that the Consideration Shares will be released to Shareholders promptly after the end of the Share Restriction Period; at which time OTI and Shareholders shall implement a reasonable alternative mechanism to ensure the deposit of dividends with the Escrow Agent during the Dividend Restriction Period. For this purpose, the “Share Restrictions Period” means the period terminating on December 31, 2016.

2.	DUTIES OF THE ESCROW AGENT

2.1.

Scope of Responsibility. The Escrow Agent, by executing this Escrow Agreement, agrees to hold and distribute the Escrow Deposit in accordance with the terms of this Escrow Agreement. Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement. The Escrow Agent will not be responsible or liable for the failure of any other party to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement (including the Share Exchange Agreement, other than specific references to certain sections), instrument, or document other than this Escrow Agreement and the Israeli Tax Ruling, whether or not an original or a copy of such agreement has been provided to the Escrow Agent, except with respect to the definitions or terms used herein and defined in the Share Exchange Agreement; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. This Escrow Agreement sets forth all matters pertinent to the Escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.

2.2.

Attorneys and Agents. The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent. The Escrow Agent shall be reimbursed as set forth herein for any and all reasonable properly documented expenses (fees and “out-of pocket” expenses) paid and/or reimbursed to such counsel and/or professionals. The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees, provided that the Escrow Agent shall remain fully responsible for its obligations hereunder.

2.3.

Reliance. The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the joint written consent of the Shareholders (or their respective agents, representatives, successors, or assigns) and OTI. The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority.

2.4.

No Financial Obligation. No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement.

3.	PROVISIONS CONCERNING THE ESCROW AGENT

3.1.

Indemnification. OTI and its respective successors and assigns shall indemnify, defend and hold harmless the Escrow Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, reasonable attorneys’ fees and expenses or other professional fees and expenses (together, "Losses") which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent, arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, unless such Losses are due to the bad faith, willful misconduct or negligence of the Escrow Agent or the breach of this Escrow Agreement by the Escrow Agent. The provisions of this Section 3.1 shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement. Notwithstanding the foregoing, it is hereby agreed, solely as between OTI and the Shareholders, that in case that Losses that are indemnifiable by OTI hereunder arose from a breach of a Shareholder, OTI may seek contribution against the breaching Shareholder.

Limitation of Liability. THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE RESULTED FROM THE ESCROW AGENT’S BAD FAITH, NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

Disagreements. If any conflict, disagreement or dispute arises between, among, or involving any of the Shareholders and/or OTI concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent is authorized to retain the then Escrow Deposit (the “Escrow Property”) until the Escrow Agent (i) receives a final decision of the applicable courts or arbitrator (a “Final Decision”), (ii) receives a written agreement executed by OTI and the Shareholders, directing delivery of any of the Escrow Property, in which event the Escrow Agent shall be authorized to act in accordance with the Final Decision or any such agreement, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Property and shall be entitled to recover reasonable, and properly documented, attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Escrow Agent shall be entitled to act on a Final Decision or any such agreement without further question, inquiry, or consent.

3.2.

Resignation or Removal. The Escrow Agent may resign by furnishing written notice of its resignation to OTI and the Shareholders. OTI and the Shareholders may remove the Escrow Agent by furnishing to the Escrow Agent a written notice of OTI and both of the Shareholders notifying the Escrow Agent of its removal along with payment of all fees and expenses to which the Escrow Agent is entitled through the date of termination. Such resignation or removal, as the case may be, shall be effective thirty (30) days after the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Deposit and to deliver the same to a successor escrow agent as shall be appointed by OTI and the Shareholders, as evidenced by a written notice of OTI and the Shareholders filed with the Escrow Agent or in accordance with a court order. If OTI and the Shareholders have failed to appoint a successor Escrow agent prior to the expiration of thirty (30) days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon OTI and the Shareholders.

3.3.

Compensation and Expenses. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Annex B. The fees agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Escrow Agreement. The Escrow Agent shall invoice (i) OTI for the establishment and annual fees set forth in Annex B and (ii) to the extent such fees and expenses are applicable, the applicable Shareholder for any of the other fees and expenses (such as broker related fees) that are incurred as a result of the Escrow Agent's facilitating such Shareholder's instructions.

3.4.

Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor Escrow Agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

3.5.

Attachment of Escrow Deposit; Compliance with Legal Orders. In the event that any portion of the Escrow Deposit shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Deposit, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

3.6.

Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; loss or malfunctions of utilities, labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

4.	MISCELLANEOUS

4.1.

Successors and Assigns. This Escrow Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement. No assignment of this Escrow Agreement or any of the interests or obligations herein by any of the parties shall be binding or enforceable without the prior written consent of the non-assigning parties and the Escrow Agent (such consent not to be unreasonably withheld).

4.2.

Notices. All notices, requests, permissions, waivers and other communications hereunder will be in writing and will be deemed to have been duly given (a) five Business Days following sending by registered or certified mail, postage prepaid, (b) when sent, if sent by facsimile or email, provided that the facsimile or email transmission is promptly confirmed by telephone, (c) when delivered, if delivered personally to the intended recipient, and (d) one Business Day following sending by overnight delivery via a national courier service and, in each case, addressed to a party at the following address for such party:

If to OTI:

Ormat Technologies, Inc.

6225 Neil Road

Reno, NV 89511-1136

Attn: Isaac Angel

Facsimile: +1 (775) 356-9039

with required copies to (which will not constitute notice):

Chadbourne & Parke LLP
1200 New Hampshire Avenue N.W.

Washington, DC 20036

Attn: Noam Ayali, Esq.

Facsimile: +1 (202) 974-5602

Email: NAyali@chadbourne.com

Chadbourne & Parke LLP
1301 Avenue of the Americas
New York, NY 10019-6022

Attn: Charles E. Hord, Esq.

Facsimile: +1 (212) 541-5369

Email: CHord@chadbourne.com

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attn: William Aaronson, Esq.

Facsimile: 212-701-5397

E-mail: william.aaronson@davispolk.com

If to FIMI Shareholder:

FIMI ENRG, Limited Partnership, an Israeli limited partnership and FIMI ENRG, L.P., a Delaware limited partnership

c/o FIMI IV 2007 Ltd.

98 Yigal Alon Street

Facsimile: +972 (03) 565-2245

with required copies to (which will not constitute notice):

Naschitz Brandes Amir & Co.

5 Tuval Street

Tel-Aviv, Israel 6789717

Attn: Sharon Amir

Facsimile: +972 (03) 623-5106

Email: samir@nblaw.com

If to Bronicki Shareholder:

Bronicki Investments Ltd.

5 Brosh St.

Yavne, Israel 8151072

with required copies to (which will not constitute notice):

Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.

1 Azrieli Center

Round Building

Tel-Aviv, Israel 67021

Attn: Rona Bergman Naveh

Facsimile: +972 (03) 607-4422

    Email: rona@gkh-law.com

If to the Escrow Agent:

[____________]

[____________]

Attn: [____________]

Facsimile: [________]

Email: [___________]

with required copies to (which will not constitute notice):

[____________]

[____________]

Attn: [____________]

Facsimile: [________]

Email: [___________]

or to such other address(es) as will be furnished in writing by any such Party to the other Party in accordance with the provisions of this Section 4.2.

4.3.

Governing Law; Jurisdiction. All matters arising out of or relating to this Escrow Agreement and the transactions contemplated hereby (including without limitation its interpretation, construction, performance and enforcement) shall be governed by and construed in accordance with the internal laws of the State of Israel without giving effect to conflicts of laws principles that would result in the application of the Law of any other state. The competent courts of Tel Aviv-Jaffa shall have exclusive jurisdiction with respect to any claim arising in connection with this Escrow Agreement.

4.4.	Entire Agreement. This Escrow Agreement sets forth the entire agreement and understanding of the parties related to the subject matter hereof.

4.5.	Amendment. This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by all of the parties hereto.

4.6.

Waivers. The failure of any party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

4.7.

Headings. Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.

4.8.

Counterparts. This Escrow Agreement may be executed in multiple counterparts (any one of which need not contain the signatures of more than one party), each of which will be deemed to be an original but all of which taken together will constitute one and the same agreement. This Escrow Agreement, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, will be treated in all manner and respects as an original agreement and will be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party, the other party will re-execute original forms thereof and deliver them to the requesting party. No party will raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature was transmitted or communicated through the use of facsimile machine or other electronic means as a defense to the formation of a contract and each such party forever waives any such defense.

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IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

ORMAT TECHNOLOGIES, INC.

By:

Name:

Title:

FIMI Shareholder:

By:

Name:

Title:

Bronicki Shareholder:

By:

Name:

Title:

The Escrow Agent:

By:

Name:

Title:

[Signature Page to Escrow Agreement]

Annex A

Shareholder	Number of OIL Shares	Number of Consideration Shares
[FIMI]	[ ] (subject to adjustment to account for sales/purchases permitted under the applicable Voting Agreement)*	OIL Shares multiplied by the Exchange Ratio*
[Bronicki]	[ ] (subject to adjustment to account for sales/purchases permitted under the applicable Voting Agreement)*	OIL Shares multiplied by the Exchange Ratio*

* By way of illustration only, if Bronicki holds at Closing [  ] OIL Shares (i.e., no OIL Shares have been sold or purchased through that date), the number of Consideration Shares shall be [  ].

Annex B

Fee Schedule

[To be inserted]

Annex C

Escrow Agent – Securities Accounts

For FIMI: [To be inserted]

For Bronicki: [To be inserted]

Exhibit A

Share Exchange Agreement and Plan of Merger

 [Omitted. See Exhibit 2 of this Form 8-K.]

Exhibits B1 and B2

Voting Agreements

[Omitted. See Exhibits 10.2 and 10.3 to this Form 8-K.]

Exhibits C1 and C2

Voting Neutralization Agreements

[Omitted. See Exhibits 10.4 and 10.5 to this Form 8-K.]